EXHIBIT 10.19

COMMON STOCK PURCHASE AGREEMENT

TABLE OF CONTENTS

Page

1.	Defined Terms Used in this Agreement	1
2.	Purchase and Sale of Common Stock.	5
2.1	Sale and Issuance of Common Stock	5
2.2	Closing; Delivery; Adjustments	5
3.	Representations and Warranties of the Company	5
3.1	Organization, Good Standing, Corporate Power and Qualification	5
3.2	Capitalization	5
3.4	Authorization	6
3.5	Valid Issuance of Shares	7
3.6	Governmental Consents and Filings	7
3.7	Litigation	7
3.8	Compliance with Other Instruments	7
3.9	Licenses and Other Rights	8
3.10	Property	8
3.11	Intellectual Property	8
3.12	SEC Filings; Financial Statements	11
3.14	Internal Controls; Disclosure Controls and Procedures	12
3.15	Private Placement	12
3.16	Changes	12
3.17	Not an Investment Company	13
4.	Representations and Warranties of the Investor	13
4.1	Authorization	13
4.2	No Conflicts; Government Consents and Filings	13
4.3	Purchase Entirely for Own Account	14
4.4	Disclosure of Information	14
4.5	Restricted Securities	14
4.6	Legends	14
4.7	Accredited Investor	15
4.8	United States Investor	15
4.9	No General Solicitation	15
4.10	Exculpation	15

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4.11	Residence	15
5.	Market Stand-off Agreement	15
6.	Restrictions on Transfer.	17
7.	Conditions to the Investor’s Obligations	18
7.1	Representations and Warranties	18
7.2	Performance	18
7.4	Proceedings and Documents	18
7.5	Qualifications	18
7.6	Compliance Certificate	18
7.7	Secretary’s Certificate	19
7.8	Cross-Receipt	19
7.9	Legal Opinion	19
7.10	No Governmental Prohibition; Antitrust Clearance	19
7.11	Collaboration and License Agreement	19
7.12	Nasdaq Qualification.	19
7.13	Absence of Litigation.	19
8.	Conditions of the Company’s Obligations	19
8.1	Representations and Warranties	19
8.2	Performance	19
8.3	Compliance Certificate	20
8.4	Cross Receipt	20
8.5	Qualifications	20
8.7	No Governmental Prohibition; Antitrust Clearance	20
8.8	Collaboration and License Agreement	20
8.9	Absence of Litigation.	20
9.	Miscellaneous.	20
9.1	Successors and Assigns	20
9.2	Governing Law	20
9.3	Termination	20
9.4	Counterparts	21
9.5	Titles and Subtitles	21
9.6	Notices	21

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9.7	No Finder’s Fees	21
9.8	Amendments and Waivers	21
9.9	Severability	22
9.10	Delays or Omissions	22
9.11	Entire Agreement	22
9.12	Dispute Resolution	22

EXHIBITS

Exhibit A Form of Amended and Restated Standstill and Stock Restriction Agreement

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COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of November 15, 2023 by and among Arcellx, Inc., a Delaware corporation (the “Company”), and Gilead Sciences, Inc., a Delaware corporation (the “Investor”).

The parties hereby agree as follows:

1. Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “13D Group” means a “group” as defined in Section 13(d)(3) of the Exchange Act.

(b) “Accredited Investor” means an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(c) “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that, in such case, such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

(d) “Amended and Restated Standstill and Stock Restriction Agreement” means the agreement between the Company and the Investor in the form of Exhibit A attached to this Agreement.

(e) “Amended License Agreement” means that certain Collaboration and License Agreement, dated December 8, 2022, as amended by that certain Amendment No. 1 to Collaboration and License Agreement, dated November 15, 2023, entered into by and between the Company and Kite Pharma, Inc.

(f) “Antitrust Clearance Date” means the date that is the date on which all of the following conditions have been met: (i) the waiting periods under the HSR Act, to the extent applicable to the transactions contemplated by this Agreement or the Amended License Agreement, shall have expired or earlier been terminated; (ii) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement or the Amended License Agreement shall be pending; (iii) no law, order or injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or the Amended License Agreement, or any material portion hereof or thereof shall be in effect (each of clauses (i) through (iii), collectively, the “Antitrust Conditions”), unless either party earlier exercises its termination right under Section 9.3 at any time prior to the Antitrust Clearance Date.

(g) “Board” means the Board of Directors of the Company.

(h) “Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in San Francisco, California, U.S.A. are open for business.

(i) “Closing” has the meaning set forth in Section 2.2(a).

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Common Stock” has the meaning set forth in Section 3.2(a).

(l) “Company SEC Reports” has the meaning set forth in Section 3.12(a).

(m) “Exchange Act” means the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n) “Financial Statements” has the meaning set forth in Section 3.12(b).

(o) “GAAP” means U.S. generally accepted accounting principles.

(p) “Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.

(q) “Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.

(r) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(s) “Know-How” means any information and materials, whether proprietary or not and whether patentable or not, including ideas, concepts, formulas, methods, procedures, designs, compositions, plans, documents, inventions, discoveries, works of authorship, compounds and biological materials.

(t) “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge (after reasonable inquiry of their direct reports) of the President and Chief Executive Officer, Chief Financial Officer and Chief Medical Officer of the Company.

(u) “Laws” means any United States federal, state or local or foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Government Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law, including, but not limited to, Health Care Laws, Data Protection Laws and those issued by the FDA and FFDCA (as such terms are defined in the Amended License Agreement).

(v) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company, taken as a whole; provided however, that, none of the following (alone or when aggregated any other effects), shall be deemed to be a Material Adverse Effect, and none of the following (alone or when aggregated any other effects), shall be taken into account: (A) (1) general market, economic or political conditions that do not have a disproportionate effect on the Company relative to other companies operating in the Company’s industry or (2) conditions (or any changes therein) in the industries in which the Company conducts business, including any acts of terrorism or war, weather conditions, global virus epidemics or other force majeure events that do not have a disproportionate effect on the Company relative to other companies operating in the Company’s industry; (B) the execution of this Agreement, the Amended License Agreement and the pendency of the transactions contemplated hereby and thereby; or (C) (1) regulatory, manufacturing or clinical changes resulting from any studies conducted or sponsored by the Company, or clinical trial meetings (and communications related thereto), and including, for the avoidance of doubt, any increased incidence or severity of any side effects, adverse effects, adverse events or safety observations (new or previously identified); (2) any determination (or delay thereof), positive or negative, with respect to the acceptance, filing, designation, approval, or clearance of any of the Company’s product candidates; (3) approval (or other clinical or regulatory developments), market entry (or threat thereof) of competitive products, or any regulatory developments, guidance, announcement or publication relating to any of the Company’s product candidates; or (4) changes in the trading price or volume of the company’s Common Stock.

(w) “Nasdaq” means the Nasdaq Stock Market LLC.

(x) “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b), and (c)), and (e) any similar rights, including so-called pipeline protection.

(y) “Per Share Purchase Price” shall mean $61.68.

(z) “Permits” has the meaning set forth in Section 3.9.

(aa) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(bb) “Personally Identifiable Information” or “PII” means information that can be used to identify an individual, either alone or when combined with other personal or identifying information that is linked or linkable to a specific individual, which may include (alone or in combination): (i) a first and last name; (ii) a home or other physical address, including street name and name of city or town; (iii) an email address or other online contact information, such as an instant messaging user identifier or a screen name that reveals an individual’s email address; (iv) a telephone number; (v) a social security number; (vi) a bank, loan, or credit card account number; (vii) a persistent identifier, such as a customer number held in a “cookie” or processor serial number, that is combined with other available data that identifies an individual consumer; or (viii) any information to the extent it is combined with any of (i) through (vii) above.

(cc) “Preferred Stock” has the meaning set forth in Section 3.2(a).

(dd) “Purchase Price” has the meaning set forth in Section 2.1.

(ee) “Restated Certificate” means the current Amended and Restated Certificate of Incorporation of the Company.

(ff) “Rule 144” has the meaning set forth in Section 4.6.

(gg) “SEC” means the U.S. Securities and Exchange Commission.

(hh) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ii) “Shares” has the meaning set forth in Section 2.1.

(jj) “Transaction Agreements” means this Agreement and the Amended and Restated Standstill and Stock Restriction Agreement.

In the event that the Company only has one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

2. Purchase and Sale of Common Stock.

2.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, 3,242,542 shares of Common Stock (the “Shares”) at the Per Share Purchase Price for an aggregate purchase price of $200,000,000.00 (the “Purchase Price”), payable by wire transfer to a bank account designated by the Company in writing to Investor at least three Business Days prior to the Closing. The parties agree that the Purchase Price is a fair price for the Shares.

2.2 Closing; Delivery; Adjustments.

(a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the third Business Day after the final condition set forth in Sections 7 and 8 is satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing) or at such other time and place as the Company and the Investor mutually agree upon, orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Shares shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by the Investor, representing the number of Shares to be purchased by the Investor at such Closing as set forth herein, against payment to the Company of the Purchase Price therefor by wire transfer to the Company of immediately available funds to an account to be designated by the Company.

(b) All numbers of shares and dollar amounts set forth in this Agreement are subject to appropriate adjustment in the event of any stock dividend, stock split, recapitalization, merger, consolidation or similar event affecting such shares.

3. Representations and Warranties of the Company. Except as set forth in the Company SEC Reports, the Company hereby represents and warrants to the Investor that:

3.1 Organization, Good Standing, Corporate Power and Qualification. The Company and each of its subsidiaries is a corporation or other organization duly organized, validly existing and in good standing (where relevant) under the laws of its jurisdiction of organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failures of such subsidiaries to be so organized or existing, or of the Company or its subsidiaries to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect.

3.2 Capitalization.

(a) As of the date of this Agreement, the authorized shares of capital stock of the Company consist of (1) 1,000,000,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), of which (i) 48,686,187 shares are issued and outstanding, (ii) 362,743 shares are available for issuance pursuant to the Company’s equity incentive plans, (iii) 295,505 shares are reserved for issuance pursuant to the Company’s employee stock purchase plan and (iv) 11,016,339 shares are issuable upon the exercise of stock options outstanding, vesting of restricted stock awards outstanding and vesting of restricted stock unit awards outstanding, and (2) 200,000,000 shares of preferred stock of the Company, par value $0.001 per share (“Preferred Stock”), none of which are issued and outstanding. The Company’s disclosure of its issued and outstanding capital stock in the Company SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such Company SEC Reports. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable securities laws, and were not issued in violation of or subject to any preemptive, co-sale or other rights to subscribe for or purchase securities. No dividends have been declared or paid with respect to the shares of Common Stock. There are no securities or instruments containing anti-dilution provisions that will be triggered by the issuance of the Shares.

(b) As of the date of this Agreement, except as described in the Company SEC Reports, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

(c) Except as described or referred to in the Company SEC Reports, the Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company.

3.3 Registration Rights. The Company has not granted to any Person the right to require the Company to register shares of Common Stock on or after the date of this Agreement, other than pursuant to the Amended and Restated Investors’ Rights Agreement among the Company and certain of its stockholders, dated March 26, 2021, and the Amended and Restated Standstill and Stock Restriction Agreement by and between the Company and Investor, dated as of the date hereof.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein and therein has been taken. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and the consummation of the other transactions contemplated herein do not require any approval of the Company’s stockholders. Assuming this Agreement constitutes the legal and binding agreement of the Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance of Shares. The Shares have been duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be (a) validly issued, fully paid and nonassessable, (b) free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws, and (c) not subject to preemptive rights or other similar rights of stockholders of the Company. Subject to the accuracy of the representations made by the Investor in Section 4 of this Agreement, the Shares will be issued to the Investor in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable federal and state securities laws of the United States.

3.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Investor in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign court or Governmental Authority, agency or body is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable federal or state securities laws, which have been made or will be made in a timely manner, and compliance with the HSR Act as may be applicable to this Agreement or the Amended License Agreement.

3.7 Litigation. There is no action, suit, proceeding, arbitration, claim or, to the Company’s knowledge, investigation or inquiry pending or, to the Company’s knowledge, threatened by or before any governmental body against the Company or any of its subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or its subsidiaries that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor its subsidiaries, nor any director or officer thereof, is or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.

3.8 Compliance with Other Instruments. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares in accordance with its terms and the consummation by the Company of the other transactions contemplated by the Transaction Agreements will not (i) conflict with or result in a violation of any provision of the Restated Certificate, bylaws or equivalent organizational documents of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under any material agreement, indenture, or instrument to which the Company or its subsidiaries are a party where such violation or conflict would have a Material Adverse Effect, or (iii) to the Company’s knowledge, result in a violation of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. To the Company’s knowledge, the Company and its Affiliates are in compliance with all applicable Laws, except where any non-compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

3.9 Licenses and Other Rights. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted (“Permits”), except where the failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or suspension of, or non-compliance with, any such certificate, authorization or permit, except where any such violation or default would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

3.10 Property. The Company and each of its subsidiaries has good and marketable title to all of the personal property and other assets described in the Company SEC Reports, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries is held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company and its subsidiaries. The Company and its subsidiaries do not own any real property.

3.11 Intellectual Property. “Company Intellectual Property” means all inventions, Patents, trademarks, trade names, service names, copyrights, trade secrets, Know-How and all other intellectual property (collectively, “Intellectual Property”) owned (or purported to be owned) by the Company and its subsidiaries in the operation of its business as presently conducted or reasonably expected to be conducted. Exhibit 1.11 attached to the Amended License Agreement sets forth a complete and accurate list of all registrations and pending applications for registration of Intellectual Property, in each case, owned or purported to be owned by the Company or any of its subsidiaries that in each case is subject to the Amended License Agreement. For clarity, Exhibit 1.11 of the Amended License Agreement does not necessarily include all Company Intellectual Property.

(a) The Company and its subsidiaries solely and exclusively own or have obtained valid and enforceable licenses for, free and clear of all liens or encumbrances, all Intellectual Property which is used in or necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted, and the conduct of their respective businesses does not and, to the Company’s knowledge, will not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. The Company Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication.

(b) The Company has obtained from all employees, officers, contractors and consultants valid and enforceable present assignments of all ownership rights of such employees, officers, and independent contractors in and to Company Intellectual Property rights, either pursuant to written agreement or by operation of applicable law, and such employees, officers, contractors and consultants have executed agreements or have existing obligations under applicable law requiring present assignment, as applicable, of all rights, title, and interests in and to any Intellectual Property invented, discovered, created or developed during the course of their relationship with the Company; and, no officer or employee of Company or its Affiliate is subject to any agreement with any other third party that requires such officer or employee to assign any interest in any Company Intellectual Property to any third party. The Company and its subsidiaries have taken all steps to perfect its ownership of its Intellectual Property rights.

(c) To the Company’s knowledge: (i) there are no third parties who have ownership rights to any Company Intellectual Property; and (ii) there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the rights of the Company and its subsidiaries in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes, misappropriates, misuses or otherwise violates, or would, upon the commercialization of any product or service as under development, infringe or violate, any Patent, trademark, trade name, service name, copyright, trade secret or other intellectual property or proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. There are no oppositions, nullity actions, interferences, inter partes reexaminations, inter partes reviews, post grant reviews, derivation proceedings, or other proceedings pending or to the Company’s knowledge, threatened in writing (but excluding office actions or similar communications issued by any Governmental Authority in the ordinary course of prosecution of any patent application) that challenge the scope, validity, or enforceability of the Company Intellectual Property. For clarity, no written claim of infringement, misappropriation, or violation of any third party Intellectual Property has been made nor, to the Company’s knowledge, threatened in writing against the Company or any of its Affiliates with respect to the use or practice of Company Intellectual Property or development, manufacture or commercialization of any product of the Company or its Affiliates, and there are no other judgments or settlements against or owed by the Company or to which the Company is a party or, to the best of the Company’s knowledge, pending litigation or litigation threatened in writing, in each case relating to such products.

(d) There are no claims made against the Company or its subsidiaries (a) asserting the misappropriation of any Know-How of the Company or its subsidiaries (“Company Know-How”) or (b) challenging the Company’s or its subsidiaries’ control of the Company Know-How or making any adverse claim of ownership thereof. All employees, officers, and consultants of the Company and its Affiliates have executed agreements or have existing obligations under applicable law and obligating the individual to maintain as confidential all Company confidential information as well as confidential information of other parties (including of Investor and its Affiliates) that such individual may receive in the course of their relationship with the Company; and the Company and its Affiliates have taken all reasonable precautions to preserve the confidentiality of Company Know-How.

(e) To the Company’s knowledge, there are no material defects in any of the Patents included in the Company Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company and its subsidiaries.

(f) To the Company’s knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office during the filing and prosecution of the United States Patents included in the Company Intellectual Property have been complied with; and in all foreign offices having similar requirements, all such requirements have been complied with.

To the Company’s knowledge, none of the Company Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any Persons. The product candidates that are under development by the Company or any subsidiary fall within the scope of the claims of one or more Patents within the Company Intellectual Property. The Company has not committed any act, or omitted to commit any act, that may cause the Patents included in the Company Intellectual Property to be declared invalid or unenforceable. The Company or its Affiliates have timely paid all application, registration, maintenance, and renewal fees in respect of the Patents included in the Company Intellectual Property and have filed with the United States Patent and Trademark Office or any corresponding foreign Governmental Authority all necessary documents and certificates for the purpose of maintaining such Patents.

(g) The Company is in material compliance with (a) all applicable laws relating to privacy and data protection, direct marketing or the interception or communication of electronic messages, including, to the extent applicable, the United States Health Insurance Portability and Accountability Act of 1996 and its implementing regulations and the California Consumer Privacy Act of 2018, in each case as amended, consolidated, re-enacted or replaced from time to time; (b) all privacy policies and other related policies, programs and other notices of the Company relating to the privacy, protection and security of PII; and (c) all contractual and other legal requirements to which the Company is subject with respect to the privacy, protection, and security of PII; and has in place reasonable safeguards to protect the confidentiality and security of PII, including from unauthorized access or misuse, based on applicable law, in each case of (a) through (c), to the extent applicable to the Company’s operations and activities directly related to this Agreement.

(h) Except with respect to any Patent included in the Company Intellectual Property licensed non-exclusively to the Company, to the Company’s knowledge, there are no owners of the Patents included in the Company Intellectual Property existing as of the date of execution of this Agreement other than the Company and its Affiliates. The Patents included in the Company Intellectual Property owned by or exclusively licensed to the Company are free and clear of any liens, charges and encumbrances (other than non-exclusive licenses granted by the Company to its Affiliates or third parties).

(i) To the Company’s knowledge, no Person is infringing or has provided notice of its intent to infringe or misappropriating or has provided notice of its intent to misappropriate any Company Intellectual Property.

(j) None of the Company’s activities has, nor to the Company’s knowledge will, infringe, misappropriate, or otherwise violate any intellectual property rights of any third party existing as of the date of execution of this Agreement. Neither the Company or its subsidiaries is or has been a party to any agreement with the U.S. federal government or any agency thereof pursuant to which the U.S. federal government or an agency provided funding for the development of any Company products.

(k) All studies, tests and pre-clinical and clinical trials conducted by the Company have been on conducted substantially in accordance with all applicable laws.

3.12 SEC Filings; Financial Statements.

(a) The Company has timely and properly filed all registration statements, forms, schedules, reports, prospectuses, proxy statements and documents required to be filed by the Company with the SEC since February 3, 2022 (the “Company SEC Reports”). The information contained or incorporated by reference in the Company SEC Reports was true and correct in all material respects as of the respective dates of the filing thereof with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing); and, as of such respective dates, the Company SEC Reports did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(b) The financial statements of the Company included in the Company SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with GAAP applied on a consistent basis throughout the periods therein specified (except as otherwise noted therein, and in the case of quarterly financial statements except for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments).

(c) Except as disclosed in the Company SEC Reports, the Company and its subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company and its subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than liabilities that would not reasonably be expected to have a Material Adverse Effect.

3.13 Nasdaq Stock Market. Shares of the Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Global Select Market, and the Company has no action pending to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from Nasdaq Global Select Market, nor has the Company received any adverse correspondence from the SEC, Nasdaq or the staffs thereof or any notification that the SEC or the Nasdaq Global Select Market is currently contemplating terminating such registration or listing.

3.14 Internal Controls; Disclosure Controls and Procedures. The Company and its subsidiaries are in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder. The Company and its subsidiaries maintain internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. The Company and its subsidiaries have established the “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the principal executive officers and principal financial officers of the Company and its subsidiaries to engage in the review and evaluation process mandated by the Exchange Act, and are in compliance with such disclosure controls and procedures in all material respects. The Company and its subsidiaries designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Each of the principal executive officers and principal financial officers of the Company and its subsidiaries have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company and its subsidiaries with the SEC.

3.15 Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4 of this Agreement, none of the Company, its subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Agreements to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq Global Select Market.

3.16 Changes.

(a) Except as otherwise disclosed in the Company SEC Reports, since June 30, 2023, there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes or events in the ordinary course of business that have not caused a Material Adverse Effect.

(b) Except as set forth in the Company SEC Reports filed prior to June 30, 2023, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights.

(c) Since June 30, 2023, the Company has not admitted in writing its inability to pay its debts generally as they become due, file or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

3.17 Not an Investment Company. The Company is not, and immediately after receipt of the Purchase Price, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

4.1 Authorization. The Investor has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations hereunder and thereunder. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The Transaction Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2 No Conflicts; Government Consents and Filings. The execution, delivery and performance of the Transaction Agreements by the Investor, the issuance of the Shares in accordance with their terms and the consummation by the Investor of the transactions contemplated by the Transaction Agreements will not (i) conflict with or result in a violation of any provision of the Investors’ certificate of incorporation, bylaws or equivalent organizational documents, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any material agreement, indenture, or instrument to which the Investor is a party where such violation or conflict would have a Material Adverse Effect, or (iii) to the Investor’s knowledge, result in a violation of any provision of federal or state statute, rule or regulation applicable to the Investor, the violation of which would have a Material Adverse Effect. Assuming the accuracy of the representations made by the Company in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, state, local or foreign court or Governmental Authority, agency or body is required on the part of the Investor in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable federal or state securities laws, which have been made or will be made in a timely manner, and compliance with the HSR Act as may be applicable to this Agreement or the Amended License Agreement. Neither Investor nor any of its Affiliates owns, of record or beneficially, any voting securities of the Company, or any securities convertible into or exercisable for any voting securities of the Company.

4.3 Purchase Entirely for Own Account. The Shares to be acquired by the Investor will be acquired for Investor’s own account, and not with a present view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares except as would not result in a violation of the Securities Act. The Investor has not been formed for the specific purpose of acquiring the Shares.

4.4 Disclosure of Information. The Investor has had access to all of the Company’s SEC filings that Investor has requested. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The foregoing, however, does not modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Company’s SEC filings, or limit or modify the representations and warranties of the Company in Section 3 of this Agreement, or the right of the Investor to rely thereon.

4.5 Restricted Securities. The Investor understands that, except as set forth in Section 4 of the Amended and Restated Standstill and Stock Restriction Agreement, the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that, except as set forth in Section 4 of the Amended and Restated Standstill and Stock Restriction Agreement, the Company does not have any obligation to register or qualify the Shares for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which, except as set forth in Section 4 of the Amended and Restated Standstill and Stock Restriction Agreement, are outside of the Investor’s control, and which the Company is not under an obligation, and may not be able, to satisfy.

4.6 Legends. The Investor understands that the Shares may bear the legends set forth in Section 6(b), and any legend required by the securities laws of any state to the extent such laws are applicable to the Shares. The Shares, when issued, shall not bear the restrictive legends set forth in Section 6(b): (i) following a sale of such Shares pursuant to a registration statement covering the resale of such Shares, while such registration statement is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions or (iv) if any such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company agrees that at such time as the restrictive legends set forth in Section 6(b) are no longer required, the Company will (x) three (3) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Shares issued with such restrictive legends, deliver or cause to be delivered to the Investor a certificate representing such Shares that is free from any such restrictive legend, and (y), in the event that such shares are uncertificated, no later than three (3) Business Days following the delivery of a written request by the Investor to the Company to remove any such restrictive legend, remove, or cause to be removed, any such restrictive legend in the Company’s stock records; each party will be responsible for any fees it incurs in connection with such request and removal.

4.7 Accredited Investor. The Investor is an Accredited Investor.

4.8 United States Investor. The Investor is a United States person (as defined by Section 7701(a)(30) of the Code).

4.9 No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

4.10 Exculpation. The Investor acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

4.11 Residence. The office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on its signature page hereto.

5. Market Stand-off Agreement.

(a) Investor agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of any of the Company’s equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3 filed within 18 months after the Closing, and ending on the date specified by the Company and the managing underwriter, such period not to exceed 45 days following the date of such final prospectus, or such other period in each case as may be requested by the Company or an underwriter to accommodate regulatory restrictions, (i) lend; offer; pledge; sell; announce the intention to sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; hedge; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (including, without limitation, Common Stock or other securities which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (ii) enter into any swap, hedging or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash, or otherwise. The foregoing provisions of this Section 5 shall not apply to the sale or transfer of any shares of Common Stock or such other securities (i) to the Company, (ii) in response to a bona fide public tender offer or exchange offer subject to Regulation 14D or Rule 13e-3 of the rules promulgated under the Exchange Act by the Commission, for cash or other consideration which is made by or on behalf of the Company, (iii) as bona fide gift or gifts, so long as prior to or concurrent with any such transfer such done agrees in writing to be bound by the terms of the Amended and Restated Standstill and Stock Restriction Agreement, (iv) to any trust for the direct or indirect benefit of Investor, so long as prior to or concurrent with any such transfer such transferee agrees in writing to be bound by the terms of the Amended and Restated Standstill and Stock Restriction Agreement, (v) as distributions to stockholders or holders of similar equity interests in the Investor, (vi) pursuant to the pledge of any shares of Common Stock held by the Investor to any bank pursuant to any bona fide pledge to secure indebtedness (a

“Pledge”) (e.g., for a margin loan) and any further Pledge of all or any portion of such shares pursuant to any amendments, supplements, modifications, extensions, renewals or restatements of the agreement related to any such Pledge, any refunding or refinancing of the indebtedness secured thereby or any credit facilities that replace, refund or refinance any part of the indebtedness secured thereby, including any such replacement, refunding or refinancing credit facility that increases the amount permitted to be borrowed thereunder or alters the maturity thereof, so long as prior to or concurrent with any such transfer such pledgee agrees in writing to be bound by the terms of the Amended and Restated Standstill and Stock Restriction Agreement, (vii) in connection with a Change of Control (as defined in the Amended and Restated Standstill and Stock Restriction Agreement) or (viii) to an Affiliate of Investor in one or more transactions, so long as prior to or concurrent with any such transfer such Affiliate agrees in writing to be bound by the terms of the Amended and Restated Standstill and Stock Restriction Agreement. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5 or that are necessary to give further effect thereto.

(b) The provisions set forth in clause (a) above shall be suspended and shall not apply to or otherwise restrict the Investor’s actions in respect of the Company’s securities for so long as a Significant Event has occurred and is continuing. For purposes of this Section 5(b), a “Significant Event” shall mean any of the following: (i) the public announcement of a proposal to acquire, or the acquisition, by any person or 13D Group of beneficial ownership of voting securities of the Company representing 15% or more of the then outstanding voting securities of the Company, or all or substantially all of the assets of the Company; (ii) the commencement, by any person or 13D Group of a tender or exchange offer, to acquire voting securities of the Company which, if successful, would result in such person or 13D Group owning, when combined with any other voting securities of the Company owned by such person or 13D Group, 15% or more of the then outstanding voting securities of the Company; or (iii) the entry into by the Company, or the public announcement by the Company of a determination to enter into or commence or continue any discussions relating to, any merger, sale or other business combination transaction, or an agreement therefor, pursuant to which the outstanding shares of capital stock of the Company would be converted into cash, other consideration or securities of another person or 13D Group or 50% or more of the then outstanding shares of capital stock of the Company would be owned by persons other than the then current holders of shares of capital stock of the Company, or which would result in all or a substantial portion of the Company’s assets being sold to any person or 13D Group.

6. Restrictions on Transfer.

(a) The Shares shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Investor will cause any proposed purchaser, pledgee, or transferee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate, instrument, or book entry representing Shares, and any other securities issued in respect of such Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 6(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED FOR A PERIOD OF 18 MONTHS FOLLOWING THE DATE OF THE COMMON STOCK PURCHASE AGREEMENT DATED AS OF NOVEMBER 15, 2023 IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VOTING RESTRICTIONS AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Company’s securities in order to implement the restrictions on transfer set forth in this Section 6.

(c) Before any proposed sale, pledge, or transfer of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, Investor shall give notice to the Company of its intention to effect such sale, pledge, or transfer and, if reasonably requested by the Company, cause to be delivered at Investor’s expense a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act, whereupon Investor shall be entitled to sell, pledge, or transfer such securities in accordance with the terms of the notice given by Investor to the Company. The Company will not require such a legal opinion (x) in any transaction in compliance with Rule 144; or (y) in any transaction in which the Investor distributes securities to an Affiliate of the Investor for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Agreement, including Section 5 and Section 6. Each certificate, instrument, or book entry representing the Shares transferred as above provided shall be notated with, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 6(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for Investor and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

(d) Notwithstanding anything herein to the contrary, any transfer of Shares shall be subject to the Amended and Restated Standstill and Stock Restriction Agreement.

7. Conditions to the Investor’s Obligations. The obligation of the Investor to purchase Shares at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived.

7.1 Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all respects as of the date hereof and in all material respects as of the Closing Date (other than those in Sections 3.1 (Organization, Good Standing, Corporate Power and Qualification), 3.2(a)(2) (Capitalization), 3.4 (Authorization), 3.5 (Valid Issuance of Shares) and 3.17 (Not an Investment Company), which shall be true and correct in all respects), except to the extent that such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

7.2 Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

7.3 Standstill and Stock Restriction Agreement. The Company shall have executed and delivered the Amended and Restated Standstill and Stock Restriction Agreement.

7.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and Investor (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

7.5 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

7.6 Compliance Certificate. The President and Chief Executive Officer of the Company shall deliver to Investor a certificate certifying that the conditions specified in Section 7.1 and Section 7.2 with respect to the Company have been fulfilled.

7.7 Secretary’s Certificate. The Secretary of the Company shall deliver to Investor a certificate certifying as to (a) the Company’s certificate of incorporation and bylaws, (b) the resolutions of the Board approving this Agreement and the transactions contemplated hereby, and (c) good standing certificates with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated within three (3) Business Days of the Closing.

7.8 Cross-Receipt. The Company shall deliver to the Investor a duly executed cross-receipt in form and substance reasonably satisfactory to both parties.

7.9 Legal Opinion. Investor shall have received from Wilson Sonsini Goodrich and Rosati P.C., counsel for the Company, an opinion, dated as of the Closing, in a form reasonably satisfactory to the Investor.

7.10 No Governmental Prohibition; Antitrust Clearance. The sale of the Shares by the Company and the purchase of the Shares by the Investor will not be prohibited, enjoined or injuncted by any applicable law at the time of the Closing. Each of the Antitrust Conditions shall have been satisfied.

7.11 Collaboration and License Agreement. The Amended License Agreement shall be in full force and effect, and the Amendment No. 1 Effective Date (under and as defined therein) shall have occurred (or shall occur simultaneously with the Closing).

7.12 Nasdaq Qualification. Nasdaq shall have completed its review of the applicable listing of additional shares application and raised no objection to the consummation of the transactions contemplated by this Agreement.

7.13 Absence of Litigation. No proceeding initiated by a Governmental Authority and challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit or prevent the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

8. Conditions of the Company’s Obligations. The obligations of the Company to sell Shares to the Investor at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

8.1 Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all respects as of the date hereof and in all material respects as of the Closing Date (other than those set forth in Sections 4.1 (Authorization), 4.3 (Purchase Entirely for Own Account), 4.7 (Accredited Investor), 4.8 (United States Investor) and 4.9 (No General Solicitation), which shall be true and correct in all respects), except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

8.2 Performance. The Investor shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investor on or before such Closing.

8.3 Compliance Certificate. An authorized officer of the Investor shall deliver to the Company a certificate certifying that the conditions specified in Section 8.1 and Section 8.2 with respect to the Investor have been fulfilled.

8.4 Cross Receipt. The Investor shall deliver to the Company a duly executed cross-receipt in form and substance reasonably satisfactory to both parties.

8.5 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

8.6 Standstill and Stock Restriction Agreement. The Investor shall have executed and delivered the Amended and Restated Standstill and Stock Restriction Agreement.

8.7 No Governmental Prohibition; Antitrust Clearance. The sale of the Shares by the Company and the purchase of the Shares by the Investor will not be prohibited, enjoined or injuncted by any applicable law at the time of the Closing. Each of the Antitrust Conditions shall have been satisfied.

8.8 Collaboration and License Agreement. The Amended License Agreement shall be in full force and effect, and the Amendment No. 1 Effective Date (under and as defined therein) shall have occurred (or shall occur simultaneously with the Closing).

8.9 Absence of Litigation. No proceeding initiated by a Governmental Authority and challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit or prevent the Closing, will have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

9. Miscellaneous.

9.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, and the Investor will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that the Investor may assign this Agreement together with all of the Shares it then owns to any wholly owned subsidiary and any such assignee may assign this Agreement together with all of the Shares it then owns to the Investor or any other subsidiary wholly owned by the Investor.

9.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to principles of conflicts of law.

9.3 Termination. This Agreement may be terminated prior to the Closing at any time by mutual written consent of the Company and the Investor. This Agreement shall terminate automatically in the event that the Amended License Agreement is terminated prior to the Closing. In the event of the termination of this Agreement pursuant to this Section 9.3, this Agreement (except for Section 9.1 through 9.12 and any definitions set forth in this Agreement and used in such Sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.3 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

9.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered electronic mail (including .pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9.6. If notice is given to the Company, a copy shall also be sent to Wilson Sonsini Goodrich and Rosati, P.C., 12235 El Camino Real, San Diego, CA 92130, Attn: Dan Koeppen, Esq., dkoeppen@wsgr.com, and if notice is given to the Investor, a copy shall also be given to White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, Attn: Andres Liivak, andres.liivak@whitecase.com.

9.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.8 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9.8 shall be binding upon the Investor and each transferee of the Shares, each future holder of all such securities, and the Company.

9.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.11 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Amended License Agreement, and the Amended and Restated Standstill and Stock Restriction Agreement, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

9.12 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE SECURITIES ISSUED HEREUNDER, THE AMENDED AND RESTATED STANDSTILL AND STOCK RESTRICTION AGREEMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:

ARCELLX, INC.

By: /s/ Rami Elghandour

Name: Rami Elghandour

Title: Chief Executive Officer

Address:

Arcellx, Inc.

800 Bridge Parkway

Redwood City, CA 94065

E-mail: rami@arcellx.com

(Signature Page to Common Stock Purchase Agreement)

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

INVESTOR:

GILEAD SCIENCES, INC.

By: /s/ Andrew Dickinson

Name: Andrew Dickinson

Title: Chief Financial Officer

Address:

Gilead Sciences, Inc.

333 Lakeside Dr.

Foster City, CA 94404

Attn: General Counsel

E-mail: generalcounsel@gilead.com

(Signature Page to Common Stock Purchase Agreement)

EXHIBIT A

Form of Amended and Restated Standstill and Stock Restriction Agreement

[See attached]